Filed Pursuant to Rule 424(b)(3)

SEC File #333-237642

Prospectus Supplement

Dated March 31, 2022 (to Prospectus dated April 30, 2021)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated April 30, 2021.

This Prospectus Supplement includes the annual report to investors filed as Exhibit 13 to the Annual Report on Form 10-K for the year ended December 31, 2021 of 1st Franklin Financial Corporation, filed with the Securities and Exchange Commission on March 31, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-K

------------------------------

(X)ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

For the fiscal year ended December 31, 2021

OR

(  )TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

For the transition period from __________to _________

------------------------------

Commission File Number 2-27985

1st FRANKLIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	58-0521233
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

135 East Tugalo Street
Post Office Box 880
Toccoa, Georgia	30577
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (706) 886-7571

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  __   No   X

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  __   No   X

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.     Yes   X    No  __

(Cover page 1 of 2 pages)

Indicate by check mark whether registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes   X  No  ___

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer __     Accelerated Filer __     Non-Accelerated Filer  X

Smaller Reporting Company [  ]   Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of it internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.  Yes [  ] No [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes  [  ]   No   X

State the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of the last business day of the registrant’s most recently completed second fiscal quarter:   $0.

Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date:

Class	Outstanding at February 28, 2021
Common Stock, $100 Par Value	1,700 Shares
Non-Voting Common Stock, No Par Value	168,300 Shares

DOCUMENTS INCORPORATED BY REFERENCE:

 Portions of the Registrant's Annual Report to security holders for the fiscal year ended December 31, 2021, included as Exhibit 13 hereto, are incorporated by reference into Parts I, II and IV of this Form 10-K.

(Cover page 2 of 2 pages)

PART I

Item 1.BUSINESS:

The information under the headings “The Company”, page 2 and “Business”, pages 4-10, of the Company’s Annual Report to security holders for the fiscal year ended December 31, 2021 (the “Annual Report”) are incorporated herein by reference.

Item 1A.RISK FACTORS:

You should carefully consider the risks described below, as well as the other risks and information disclosed from time to time by 1st Franklin, before deciding whether to invest in the Company.  Additional risks and uncertainties not described below, not presently known to us or that we currently do not consider to be material, could also adversely affect us. If any of the situations described in the following risk factors actually occur, our business, financial condition or results of operations could be materially adversely affected.  In any of these events, an investor may lose part or all of his or her investment.

Risks Related to Our Business

Because we require a substantial amount of cash to service our debt, we may not be able to pay all of the obligations under our indebtedness.

To service our indebtedness, including paying interest and principal on outstanding debt securities and any amounts due under our credit facility, we require a significant amount of cash.  Our ability to generate cash depends on many factors, including our successful financial and operating performance.  We cannot assure you that our business strategy will continue to be successful, or that we will achieve our anticipated or required financial results.

If we do not achieve our anticipated or required results, we may not be able to generate sufficient cash flow from operations or obtain sufficient funding to satisfy all of our obligations.  The failure to do this would result in a material adverse effect on our business.

Because we depend on liquidity to operate our business, a decrease in the sale of our debt securities, an increase in requests for their redemption or the unavailability of borrowings under our credit facility may make it more difficult for us to operate our business and pay our obligations in a timely manner.

Our liquidity depends on, and we fund our operations through, the sale of our debt securities, the collection of our receivables and the continued availability of borrowings under our credit facility.  Numerous available investment alternatives have resulted in investors evaluating more critically their investment opportunities.  We cannot assure you that our debt securities will offer interest rates and redemption terms which will generate sufficient sales to meet our liquidity requirements.

Holders of our senior demand notes may request their redemption at any time without penalty.  Our variable rate subordinated debentures also may request that we redeem debentures at the end of any interest rate adjustment period or within the 14-day grace period thereafter without penalty.  As a result, it is possible that a significant number of redemption requests could adversely affect our liquidity.

In addition, borrowings under our credit facility are subject to, among other things, a borrowing base.  In the event we are not able to borrow amounts under our credit facility, whether as a result of having reached our maximum borrowing availability thereunder or otherwise or if our current or any future credit facility matures or is terminated without our entering into a replacement facility on acceptable terms, conditions and timing, or at all, we may not be able to fund loans to customers, redeem securities when required or invest in our operations as needed.

Our failure to be able to obtain or maintain sufficient liquidity could have a material adverse effect on our business, financial condition and results of operations.

Adverse changes in the ability or willingness of our customers to meet their repayment obligations to the Company could adversely impact our liquidity, financial condition and results of operations.

Our business consists mainly of making loans to salaried people or other wage earners who generally depend on their earnings to meet their repayment obligations, and our ability to collect on loans depends on the willingness and repayment ability of our customers.  Adverse changes in the ability or willingness of a significant portion of our customers to repay their obligations to the Company, whether due to changes in general economic, political or social conditions, the cost of consumer goods, interest rates, natural disasters, acts of war or terrorism, prolonged public health crisis or a pandemic (such as COVID-19), or other causes, or events affecting our customers such as unemployment, major medical expenses, bankruptcy, divorce or death, could have a material effect on our liquidity, financial condition and results of operations.

We maintain an allowance for credit losses in our financial statements at a level considered adequate by Management to absorb expected credit losses inherent in the loan portfolio as of the balance sheet date based on estimates and assumptions at that date.  However, the amount of actual future credit losses we may incur is susceptible to changes in economic, operating and other conditions within our various local markets, which may be beyond our control, and such losses may exceed current estimates.  Although Management believes that the Company’s allowance for credit losses is adequate to absorb losses on any existing loans that may become uncollectible, we cannot estimate credit losses with certainty, and we cannot provide any assurances that our allowance for credit losses will prove sufficient to cover actual credit losses in the future.  Credit losses in excess of our reserves may adversely affect our financial condition and results of operations.

In any event, any reduced liquidity could negatively impact our ability to be able to fund loans, or to pay the principal and interest on any of our outstanding debt securities at any time, including when due.

An increase in the interest we pay on our debt and borrowings could materially and adversely affect our net interest margin.

Net interest margin represents the difference between the amount that we earn on loans and investments and the amount that we pay on debt securities and other borrowings.  The loans we make in the ordinary course of our business are subject to interest rate and regulatory provisions of each applicable state's lending laws and are made at fixed rates which are not adjustable during the term of the loan. Since our loans are made at fixed interest rates and are made using the proceeds from the sale of our fixed and variable rate securities, we may experience a decrease in our net interest margin because increased interest costs cannot be passed on to our loan customers.  A reduction in our net interest margin could adversely affect our liquidity, including our ability to make payments on our outstanding debt securities.

We operate in a highly competitive environment.

The consumer financing industry is highly competitive, and the barriers to entry for new competitors are relatively low in the markets in which we operate.  We compete for customers, locations and other important aspects of our business with, among others, large national and regional finance companies, as well as a variety of local finance companies.  Increased competition, or any failure on our part to compete successfully, could adversely affect our ability to attract and retain business and reduce the profits that would otherwise arise from operations.

We may not be able to make technological improvements as quickly as some of our competitors, which could harm our competitive ability and adversely affect our business, prospects, financial condition and results of operations.

The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products, services and marketing channels.  We rely on our branch offices as the primary point of contact with our active accounts.  In order to serve consumers who want to reach us over the internet, we make available an online loan application on our consumer website, and we provide customers an online customer portal, giving them online access to their account information and an electronic payment option.  Our future success will depend, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demand for convenience, as well as to create additional efficiencies in our operations.  We expect that new technologies and business processes applicable to the consumer finance industry will continue to emerge, and these new technologies and business processes may be more efficient than those that we currently use.  We cannot ensure that we will be able to effectively implement new technology-driven products and services as quickly as some of our competitors or be successful in marketing these products and services to our customers.  Failure to successfully keep pace with technological change affecting the financial services industry could cause disruptions in our operations, harm our ability to compete with our competitors, and adversely affect our business, prospects, financial condition and results of operations.

We are exposed to the risk of technology failures.

Our daily operations depend heavily on our computer systems, data system networks and service providers to consistently provide efficient and reliable service.  The Company may be subject to disruptions in its operating systems arising from events that are wholly or partially beyond its control, which in turn may give rise to disruption of service to our customers.  If our systems were to become unreliable, fail, or experience a breach of security, our ability to maintain accurate financial records may be impaired.  In addition, we could be required to spend significant additional amounts to maintain, repair, upgrade or replace our systems.  Any such failures or expenditures could materially adversely impact our business operations and financial condition.

A data security breach with regard to personally identifiable information about our customers or employees could negatively affect operations and result in higher costs.

In the ordinary course of business, we receive a significant amount of personally identifiable information (“PII”) about our customers.  We also receive PII from our employees.  Numerous state and federal regulations, as well as other vendor standards, govern the collection and maintenance of PII from consumers and other individuals.  There are numerous opportunities for a data security breach, including cyber-security breaches, burglary, lost or misplaced data, scams, or misappropriation of data by employees, vendors or unaffiliated third parties.  Despite the security measures we have in place and any additional measures we may choose to or be required to implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to intentional or unintentional security breaches, computer viruses, lost or misplaced data, programming or human errors, scams, burglary, acts of vandalism, or other events.  Alleged or actual data security breaches, and costs to avoid the occurrence of those events, can increase costs of doing business, negatively affect customer satisfaction, expose us to negative publicity, individual claims or consumer class actions, administrative, civil or criminal investigations or actions, and infringe upon our proprietary information.  Any of these could significantly increase our costs of doing business and materially adversely affect our business and results of operations.

Our business could be adversely affected by the loss of one or more key employees.

We are heavily dependent upon our senior management and the loss of services of any of our senior executives could adversely affect our business.  Our success has been, and will continue to be, dependent on our ability to retain the services of key employees.  The loss of the services of key employees or senior management could adversely affect the quality and profitability of our business operations.

Risks Related to Our Debt Securities

Our offers and sales of securities must comply with applicable securities laws, or we could be liable for damages, which could impact our ability to make payments on our outstanding debt securities.

Offers and sales of all of our securities must comply with all applicable federal and state securities laws, including Section 5 of the Securities Act of 1933.  If any of our offers, including those deemed made pursuant to newspaper or radio advertisements or on our website, or sales are found not to be in compliance with any of these laws, we could be liable to certain purchasers of the security, could be required to offer to repurchase the security, or could be liable for damages or other penalties.  If we are required to repurchase any of our securities other than in the ordinary course of our business as a result of any such violation, or we are otherwise found to be liable for any damages or penalties as a result of any such violation, our financial condition could be materially adversely affected.  Any such adverse effect on our financial condition could materially impair our ability to fund loans in the ordinary course of business or pay principal and interest on our outstanding debt securities.

Neither the Company nor any of its debt securities are or will be rated by any nationally recognized statistical rating agency, and this may increase the risk of your investment.

Neither 1st Franklin nor any of its debt securities are, or are expected to be, rated by any nationally recognized statistical rating organization.  Typically, credit ratings assigned by such organizations are based upon an assessment of a company’s creditworthiness and are often a measure used in establishing the interest rate that a company offers on debt securities it issues.  Without any such rating, it is possible that fluctuations in general economic, or industry specific, business conditions, changes in results of operations, or other factors that affect the creditworthiness of a debt issuer may not be fully reflected in the interest rate on any outstanding indebtedness of that issuer.  Investors in the Company’s securities must depend solely on their own evaluation of the creditworthiness of 1st Franklin for the payment of principal and interest on those securities.  In the absence of any third party credit rating, it is possible that the interest rates offered by the Company on its debt securities may not represent the credit risk that an investor assumes in purchasing any of these securities.

General Risk Factors

Uncertain economic conditions could negatively affect our results and profitability.

Increases in unemployment levels or other factors indicative of recessionary economic cycles could affect our investors’, customers’, and potential investors’ and customers’ disposable income, confidence, and spending patterns and preferences, which in turn could negatively impact the making of loans, our cost of loans, our sales of investment securities and our customers’ ability to repay their obligations to us.

The effects of a pandemic, epidemic or other widespread public health emergency may adversely affect our business, financial condition and results of operations.

Our business, financial condition and results of operations could be materially and adversely affected by the effects of a pandemic, epidemic or other widespread public health emergency such as the outbreak of the novel coronavirus, or COVID-19.  Widespread health emergencies can disrupt our operations through their impact on our employees, investors, customers and the communities in which we operate.  Disruptions to our customers could result in increased risk of delinquencies, defaults and losses on our loans, negatively impact regional economic conditions, and result in a decline in loan demand and loan originations.

The risks related to a widespread health emergency such as COVID-19 could also lead to the temporary closure of one or more of our branch offices.  The ultimate extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain or prevent its further spread.  These and other potential impacts could adversely affect our business, financial condition and results of operations.

Risks Related to Our Regulatory Environment

Consumer finance companies and other companies that offer and sell securities to the public such as the Company are subject to an increasing number of laws and government regulations.  Compliance with these regulations requires significant time and attention of management, and is costly.  Further, if we fail to comply with these laws or regulations, our business may suffer and our ability to pay our obligations may be impaired.

Our operations continue to be subject to significant focus by federal, state and local government authorities and state attorneys general and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions on certain lending practices by companies in the consumer finance industry; sometimes referred to as "predatory lending" practices.  These requirements and restrictions, among other things:

•require that we obtain and maintain certain licenses and qualifications;

•limit the interest rates, fees and other charges that we are allowed to charge;

•require specified disclosures to borrowers;

•limit or prescribe other terms of our loans;

•govern the sale and terms of insurance products that we offer and the insurers for which we act as agent; and

•define our rights to repossess and sell collateral.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has significantly increased the regulation of financial institutions and the financial services industry in recent periods.  The Dodd-Frank Act established the Bureau of Consumer Financial Protection as an independent entity given the authority to promulgate additional consumer protection regulations applicable to all entities offering consumer financial services or products such as the Company.  Many of the requirements in the Dodd-Frank Act are being implemented over time and are subject to implementing regulations over the course of several years.  Given the uncertainty associated with the manner in which various expected provisions of the Dodd-Frank Act have been and are expected to be implemented by the various regulatory agencies, the full extent of the impact such requirements will have on our operations remains unclear; however, these regulations have increased and are expected to further increase our cost of doing business and time spent by Management on regulatory matters which may have a material adverse effect on the Company’s operations and results.

In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the loans we make and our related services.  There can be no assurance that a change in any of those laws, or in their interpretation, will not make our compliance therewith more difficult or expensive, further restrict our ability to originate loans or other financial services, further limit or restrict the amount of interest and other charges we earn under such loans or services, or otherwise adversely affect our financial condition or business operations.  The burdens of complying with these laws and regulations, and the possible sanctions if we do not so comply, are significant, and may result in a downturn in our business or our inability to carry on our business in a manner similar to how we currently operate.

If we experience unfavorable litigation results, our ability to timely meet our obligations may be impaired.

As a consumer finance company, in addition to being subject to stringent regulatory requirements, we may, from time to time, be subject to various consumer claims and litigation seeking damages and statutory penalties.  The damages and penalties claimed by consumers and others can often be substantial.  The relief may vary but generally would be expected to include requests for compensatory, statutory and punitive damages.  Unfavorable outcomes in any litigation or statutory proceedings could materially and adversely affect our results of operations, financial condition and cash flows and our ability to make payments on our outstanding obligations.

While we would expect to vigorously defend ourselves against any of these proceedings, there is a chance that our results of operations, financial condition and cash flows in any period could be materially and adversely affected by unfavorable outcomes which, in turn, could affect our ability to fund loans or make payments on, or repay, our outstanding obligations, any of which could materially adversely effect our business, results of operations and financial condition.

Item 1B.UNRESOLVED STAFF COMMENTS:

Not Applicable.

Item 2.PROPERTIES:

Paragraph 1 of “The Company”, page 2; paragraph 1 (and the accompanying table) of Footnote 8 (Leases) of the Notes to Consolidated Financial Statements, pages 42-43; and the 1st Franklin Financial Corporation Branch Offices directory of branch offices, pages 53-54 of the Annual Report are incorporated herein by reference.

Item 3.LEGAL PROCEEDINGS:

From time to time, the Company is involved in various claims and lawsuits incidental to its business.  In the opinion of Management based on currently available facts, the ultimate resolution of any such known claims and lawsuits is not expected to have a material adverse effect on the Company’s financial position, liquidity, or results of operations.

Item 4.MINE SAFETY DISCLOSURES:

Not Applicable.

PART II

Item 5.MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER

MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES:

"Sources of Funds and Common Stock Matters", page 10 of the Annual Report is incorporated herein by reference.

Item 6.[Reserved]

Item 7.MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS:

"Management’s Discussion and Analysis of Financial Condition and Results of Operations", pages 12-20 of the Annual Report is incorporated herein by reference.  This section generally discusses 2021 and 2020 operating results and year-to-year comparisons between 2021 and 2020.  Discussion of 2019 operating results and year-to-year comparisons between 2020 and 2019 that are not included in this Annual Report can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 30, 2021.

Item 7A.QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK:

"Quantitative and Qualitative Disclosures About Market Risk”, page 16 of the Annual Report is incorporated herein by reference.

Item 8.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA:

"Report of Independent Registered Public Accounting Firm" and the Company’s Consolidated Financial Statements and Notes thereto, pages 21-49 of the Annual Report are incorporated herein by reference.

Item 9.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE:

Not applicable.

Item 9A.CONTROLS AND PROCEDURES:

We maintain a set of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.  Management recognizes that a control system, no matter how well conceived and operated, can provide only reasonable assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.    Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

An evaluation was carried out under the supervision and with the participation of the Company’s management, including the Chief Executive Officer (“CEO”) and Executive Vice President and Chief Financial Officer ("CFO"), of the effectiveness of our disclosure controls and procedures as of December 31, 2021.  Based on that evaluation, the CEO and CFO concluded that the Company's disclosure controls and procedures under Rule 15d-15(e) of the Exchange Act were effective at December 31, 2021.

There have been no changes in the Company’s internal control over financial reporting that occurred during the fourth quarter of 2021 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING:

The Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting for the Company.  An internal control system over financial reporting has been designed to provide reasonable assurance regarding the reliability and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Management recognizes that there are inherent limitations in the effectiveness of any internal control system.  Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 based upon the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework (2013).  Based on this evaluation, Management believes that the Company’s internal control over financial reporting, as such term is defined in Exchange Act Rule 15d-15(f), was effective as of December 31, 2021.

This Annual Report does not include an attestation report of the Company’s registered public accounting firm regarding the effectiveness of internal controls over financial reporting.  Management’s report is not subject to attestation by the Company’s registered public accounting firm pursuant to certain rules of the Securities and Exchange Commission that permit the Company to provide only Management’s report in this Annual Report.

Item 9B.OTHER INFORMATION:

Not Applicable.

Item 9C.DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS:

Not Applicable.

------------------------------------------

Forward Looking Statements:

Certain statements contained or incorporated by reference herein, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may constitute “forward-looking statements” within the meaning of the federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, those set out under the caption “Risk Factors”, the ability to manage cash flow and working capital, the accuracy of Management’s estimates and judgments, adverse developments in economic conditions including within the interest rate environment, unfavorable outcomes of litigation, ability to control credit losses, federal and state regulatory changes and other factors referenced elsewhere herein or incorporated herein by reference.

PART III

Item 10.DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS

			Position(s)
Name of Director	Age	Director Since	with Company

Ben F. Cheek, III (3)(4)(5)	85	1967	Chairman Emeritus

Ben F. Cheek, IV (3)(4)(5)	60	2001	Chairman of the Board

Virginia C. Herring (3)(4)(5)	58	2020	President / Chief Executive Officer

A. Roger Guimond (2)(5)	67	2004	None

James H. Harris, III (1)(2)(5)	68	2014	None

Jerry J. Harrison, Jr. (1)(2)(5)	59	2020	None

John G. Sample, Jr. (1)(2)(5)	65	2004	None

C. Dean Scarborough (1)(2)(5)	67	2004	None

Keith D. Watson (1)(2)(5)	64	2004	None

(1)Member of Audit Committee.

(2)Mr. Guimond is the retired EVP and Chief Financial Officer of 1st Franklin Financial Corporation where he served for more than 45 years. Mr. Harris, III is the retired owner of Unichem Technologies, Inc., a specialty chemicals company which he founded over 20 years ago. Mr. Harris, III is also former owner of Moonrise Distillery, a producer of spirits, which he formed and owned beginning in 2012. Mr. Harrison, Jr. is the Chief Operating Officer at Crider Foods since 2020. Previously Mr. Harrison, Jr. was the Chief Executive Officer at Five Stand Capital, a private equity firm, since 2007. Mr. Sample is the retired Senior Vice President and Chief Financial Officer of Atlantic American Corporation, an insurance holding company, where he served from 2002 through July 31, 2017. Mr. Scarborough is a retired retail business owner. Mr. Watson is Chairman of the Board of Bowen & Watson, Inc., a general contracting company. Mr. Watson has been with Bowen & Watson since 1980.

(3)Reference is made to “Executive Officers” for a discussion of business experience.

(4)Mr. Ben F. Cheek, III and IV are father and son. Mr. Ben F. Cheek, III and Ms. Virginia C. Herring and father and daughter. Mr. Ben F. Cheek, IV and Ms. Virginia C. Herring are brother and sister.

(5)The term of office of each director continues until the next annual meeting of shareholders of the Company and a successor to such director is elected and qualified.

There was no, nor is there presently any, arrangement or understanding between any director and any other person (except directors and officers of the registrant acting solely in their capacities as such) pursuant to which the director was selected.

1st Franklin Financial Corporation is a family controlled company, with Mr. Ben F. Cheek, III‘s family directly or indirectly owning all of the Company's stock.  Mr. Cheek, III, who has significant knowledge of all aspects of the Company's business and operations, served as Chairman and Chief Executive Officer through 2014.  Effective January 1, 2015, Mr. Cheek, III transitioned to the role of Vice Chairman and Ben F. Cheek, IV, who previously served as Vice Chairman and has been with the Company since 1988 in roles of increasing responsibility, was appointed Chairman of the Board.  At that time, Mrs. Virginia C. Herring,  the Company’s President, took on the additional role of Chief Executive Officer.  In light of the additional responsibilities assumed by Mr. Cheek, IV and Ms. Herring, and in order to allow them to each focus on the significant responsibilities contained within these new roles, the Board determined at that time that it was appropriate to separate the roles of Chairman and Chief Executive Officer.  Given the separation of the Chairman and Chief Executive Officer roles, relatively low historical turnover of members of the Board of Directors and the strong working relationship between such members, the Board has determined there is not a need to appoint a lead independent director.  The Board continues to believe that such determination is in the best interests of the Company.  During 2020, Mr. Cheek, III transitioned to Chairman Emeritus.

The day-to-day management of the Company, including identifying and evaluating current and potential risks within financial operations, compensation related and other processes and development is primarily the responsibility of the Company’s Executive Management Team (the “EMT”).  Individuals comprising the EMT are as follows:  Messrs. Cheek, IV, Clevenger II, Gyomory, Manke, McQuain, Shaw, Scarpitti, Thompson, Vercelli and Ms. Herring.  The Board of Directors maintains the ultimate responsibility for oversight of the Company’s risks.  In fulfilling its duties, the Board allocates a portion of its direct oversight responsibilities to various committees.  The Audit Committee has specific responsibility for oversight of risks associated with financial accounting, reporting and audits, as well as internal control over financial reporting.  The Board regularly receives, evaluates and discusses presentations, at least quarterly, on the financial condition and operating results of the Company.  Management discusses matters of particular importance or concern as they may be materially impacted by risk on an ongoing basis, and members of the EMT remain available to members of the Board for discussion and review both during meetings of the Board of Directors and at other times.

Notwithstanding the fact that the Company’s equity securities are not currently traded on any national securities exchange or with any national securities association, as a matter of good corporate governance, the Board of Directors has determined that it is important to have Board members who are independent from management represented on the Board of Directors.  For this purpose, the Board has adopted and considers the independence requirements for companies whose securities are listed for trading on the NASDAQ Stock Market.  The Board has determined that a majority of the members of the Board of Directors, specifically Messrs. Harris, Harrison, Sample, Scarborough, and Watson, are “independent” (as such term is defined in the rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Listing Rules).  In making this determination, the Board concluded that none of such persons have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Audit Committee is composed of Messrs. Sample, Scarborough, Watson, Harris and Harrison.  In accordance with the provisions of the charter of the Audit Committee, the Board of Directors has determined that all of the members thereof are “independent” and that Mr. Sample is an “audit committee financial expert” as defined by the SEC in Rule 407(d)(5) of Regulation S-K.  In making such determination, the Board of Directors took into consideration, among other things, the express provision in Item 407(d)(5) of Regulation S-K that the designation of a person as an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on that person as a member of the Audit Committee, nor shall it affect the duties or obligations of other Audit Committee members.  A copy of the Company’s Audit Committee charter is publicly available on the Company’s website at:  https://www.1ffc.com.

The Company is a family owned business.  Because of the closely held nature of ownership, the Company does not have an official compensation committee (or other official committee of the Board of

Directors performing equivalent functions) or a charter outlining the responsibilities thereof.  The EMT establishes the bases for all executive compensation, which compensation is subject to approval by the shareholders in their capacities as such.   Additional information concerning the processes and procedures for the consideration and determination of executive officer and director compensation is contained under the heading “Compensation Discussion and Analysis” below.

Because of the closely held nature of the ownership of the Company, the Board has determined that it is not necessary for the Company to have a formal process for shareholders to send communications to the Board.

Director Qualifications:

The members of the Board of Directors each have the qualifications we believe necessary and desirable to appropriately perform their duties.  Each member has an exemplary record of professional integrity, a dedication to their respective professions and a strong work ethic.

Director	Summary of Qualifications

Ben F. Cheek, III

Retired executive officer of the Company.  Previously served as director of a Habersham Bancorp.  Has legal background as an attorney.  Has 61 years experience with the Company.  Has previously served as board member of various consumer industry associations.  He has served as director of the Company for 54 years.

Ben F. Cheek, IV

Executive officer of the Company.  Highly knowledgeable of the banking and consumer finance industry.  Has been with the Company for 33 years.  Currently serves on two of the industry’s state association boards and has previously served as a board member of our industry’s national association.

Virginia C. Herring	Executive officer of the Company. Highly knowledgeable of the banking and consumer finance industry. Has been with the Company for 33 years.

A. Roger Guimond

Retired executive officer of the Company.  Highly knowledgeable of the banking and consumer finance industry.  Had been with the Company for more than 45 years. Significant experience in finance and related areas.

James H. Harris, III

Independent director.  Has significant executive experience in small to mid-size companies and currently maintains executive position, with responsibility for finance and other matters, which provides him significant knowledge to function as an effective member of our Audit Committee.

Jerry J. Harrison, Jr.	Independent director. Extensive experience in private equity and technology services industry. Has a law degree and significant financial and technology related experience.

Director	Summary of Qualifications
John G. Sample, Jr.

Independent director.  Extensive knowledge of accounting and reporting standards.  Prior experience as an audit partner in an international public accounting firm.  Experience and knowledge of the insurance industry through prior executive management positions at operating companies.  Serves as board member and Chairman of the Audit Committee at Capital City Bank Group, Inc. (a Tallahassee, Florida bank holding company).  Has served as director of the Company for 17 years and is the Company’s Audit Committee Chairman.

C. Dean Scarborough

Independent director.  Previously served on board of a community bank.  Currently serves as a Commissioner for Stephens County, Georgia, where the Company maintains its headquarters.  Has served as director of the Company for 16 years.

Keith D. Watson

Independent director.  Previously served on board of a community bank.  Has served as director of the Company for 16 years.  Maintains executive position with significant oversight responsibility in self-owned corporation.

EXECUTIVE OFFICERS

Name, Age, Position(s)
and Family Relationships	Business Experience

Ben F. Cheek, IV, 60 Chairman of Board Son of Ben F. Cheek, III, Brother of Virginia C. Herring	Joined the Company in 1988 working in Statistics and Planning, Became Vice Chairman in 2001 and Chairman of Board effective January 2015.

Ben F. Cheek, III, 85 Chairman Emeritus Father of Ben F. Cheek, IV and Virginia C. Herring

Joined the Company in 1961 as attorney and became Vice President in 1962, President in 1972 and Chairman of Board in 1989.   Effective January 2015, assumed role of Vice Chairman of the Board.  During 2020, Mr. Cheek, III transitioned to Chairman Emeritus.

Virginia C. Herring, 58 President and Chief Executive Officer Daughter of Ben F. Cheek, III, Sister of Ben F. Cheek, IV

Joined the Company on a full time basis in 1988 as Developmental Officer.  Since then, she has worked throughout the Company in different departments on special assignments and consultant projects. Became President in 2001.  Effective January 2015 promoted to Chief Executive Officer in addition to retaining her position as President.

Brian J. Gyomory, 54 Executive Vice President, Chief Financial Officer No Family Relationship

Joined the Company in December 2019 as Senior Vice President of Finance. Became Executive Vice President and Chief Financial Officer in April 2021.  Prior thereto, was Vice President, Finance at Global Lending Services, LLC beginning 2012.

EXECUTIVE OFFICERS (continued)
Name, Age, Position(s) and Family Relationships	Business Experience
Todd S. Manke, 53 Executive Vice President – Chief Risk Officer No Family Relationship

Joined the Company in August 2020 as Executive Vice President and Chief Risk Officer.  Prior thereto, was Chief Risk Officer at American Credit Acceptance Corporation beginning in 2009.  Prior to that, experiences include work for Capital One, Lincoln Financial and Corning, Inc.

Gary L. McQuain, 56 Executive Vice President – Chief Operating Officer No Family Relationship

Joined the Company in October 2019 as Senior Operations Vice President.  Became Executive Vice President and Chief Operating Officer in May 2020.  Prior thereto, was President and CEO of Southern Management Corporation, a financial services company, from October 2017 to August 2019.  Prior to that, served as a financial services professional at MidCountry Financial Corp., a financial services holding company, from January 2016 to October 2017, and President of Pioneer Services, a financial services company from January 2016 to October 2017.

Jeffrey R. Thompson, 64 Executive Vice President – Human Resources No Family Relationship	Joined the Company in 2015 as Project Manager. Became Vice President – Human Resources in May 2019. Became Executive Vice President - Human Resources in May 2020.

Mark J. Scarpitti, 49 Executive Vice President – General Counsel No Family Relationship	Joined the Company in November 2015 as Vice President – Deputy General Counsel. Became Executive Vice President – General Counsel in August 2021.

Charles E. Vercelli, Jr., 61 Executive Vice President – Government Affairs No Family Relationship

Joined the Company in 2008 as Executive Vice President – General Counsel.  Became Executive Vice President – Government Affairs in 2021.  Prior thereto, he provided legal services in his privately held law firm.

Daniel E. Clevenger, II, 48 Executive Vice President – Compliance No Family Relationship

Joined the Company in February 2015 as Executive Vice President - Compliance.  Prior thereto, served as General Counsel and Chief Compliance Officer at Millennium Capital and Recovery Corporation, a collateral recovery company, from 2014 to 2015 and prior thereto provided legal services at Day Kettierer, LTD from 2006 to 2013.  Served in private practice of law from 1998 to 2006.

EXECUTIVE OFFICERS (continued)
Name, Age, Position(s) and Family Relationships	Business Experience
Joseph A. Shaw, 51 Executive Vice President – Chief Information Officer No Family Relationship

Joined the Company in July 2017 as Chief Information Officer and became Executive Vice President and Chief Information Officer in January 2018.  Prior thereto, he was a Technology Strategist for a Microsoft consulting firm he founded in 2007.

Lynn E. Cox, 64 Vice President - Secretary / Treasurer No Family Relationship	Joined the Company in 1983 and became Secretary in 1990. Appointed Treasurer in 2002. Became Area Vice President and Secretary in 2001. Promoted to Vice President in 2005.

The term of office of each executive officer expires when a successor is elected by the Board of Directors and qualified.  There was no, nor is there presently any, arrangement or understanding between any officer and any other person (except directors or officers acting solely in their capacities as such) pursuant to which the officer was elected.

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and controller, or any persons performing similar functions, as well as to its directors and other employees.  A copy of this code of ethics is publicly available on the Company’s website at:  https://www.1ffc.com.  The Company will provide a copy of this code of ethics, free of charge, upon any written request.  Requests should be directed to Lynn Cox, Secretary and Treasurer, 1st Franklin Financial Corporation, P.O. Box 880, Toccoa, Georgia 30577.  If we enter into any amendment to this code of ethics, other than a technical, administrative, or non-substantive amendment, or we grant any waiver from a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or any persons performing similar functions, we will disclose the nature of the amendment or waiver on our website.  Also, we may elect to disclose the amendment or waiver in a report on Form 8-K filed with the SEC.

The Company maintains an “Ethics Hotline” which enables employees to report any questionable ethics actions including, but not limited to, fraud or deliberate error in recording and/or maintaining accurate records, deficiencies or noncompliance with the Company’s policies.  The reporting is strictly confidential and is reviewed by our Vice President of Human Resources and the Chairman of the Audit Committee.  Ethics violations that are reported are promptly investigated and appropriate corrective action is taken as warranted by the results of the investigation.

Item 11.EXECUTIVE COMPENSATION:

Compensation Discussion and Analysis

Overall Philosophy:

The overall financial objective of the Company is to achieve or exceed specific annual and long-term strategic goals set by the Executive Management Team (described below, the “EMT”), from time to time, while maintaining a healthy and stable financial position.  It is part of the overall responsibility of our executive officers to successfully manage the Company to reach this objective. Our compensation philosophy revolves around the motivation to achieve, and achievement of, these goals and is designed to attract and retain top executives, and to incentivize and reward the executive officers for their efforts and successes, while properly balancing the encouragement of risk-taking behavior.

Role of Executive Officers in Compensation Decisions:

The Company is a family-owned business.  Because of the closely-held nature of ownership, the Company does not have an official compensation committee (or other official committee of the Board of Directors performing equivalent functions).  The EMT, which consists of certain executive officers of the Company, establishes the bases for all executive officer compensation, which compensation is approved by Mr.Cheek IV, and Ms. Herring, who are shareholders of the Company and Mr. Cheek, III, retired executive officer.  At December 31, 2021, the EMT consisted of Messrs. Cheek IV, Guimond, Gyomory, Clevenger, Manke, McQuain, Scarpitti, Shaw and Vercelli, Ms. Herring, and Ms. O’Shields.  For the foregoing reasons the Company has not historically engaged any independent compensation consultant to advise on compensation related matters.

Components of Compensation:

The principal components of the Company’s executive compensation program include base salary, discretionary bonus awards and non-equity incentive plan compensation. The Company also expects that earnings on non-qualified deferred compensation amounts and other compensation opportunities, including certain perquisites as detailed below, will meaningfully add to each executive officer’s overall total compensation each year.  Given the closely held nature of the Company, the Company does not have available for grant, and does not deem it appropriate to pay, any equity-based compensation.  The EMT takes into account this fact annually when determining other components and amounts of compensation.

Base Salary:

The Company provides executive officers, and other employees, with a base salary intended to provide a level of financial security and appropriately compensate them for services rendered throughout the year.  Salaries for all executive officers are established annually by Messrs. Cheek III and Cheek, IV and Ms. Herring, based on the level of each executive officer’s responsibility, tenure with the Company and certain publicly available market data with respect to salaries paid for like positions at comparable companies.  In addition, base salaries are set at a level designed to take into account the fact that the Company does not provide equity-based compensation, as described elsewhere.

Each executive officer has goals set annually which are reviewed with the officer by the President and Chief Executive Officer throughout the year.  These goals typically vary depending on the nature of the executive’s responsibilities but are set at a level that is expected to be challenging but achievable.  A formal individual performance and development review is also held each year with each executive officer and Ms. Herring, in which the level of achievement with respect to such goals is reviewed.  Merit based adjustments to salaries are based on the assessment of each executive’s performance review and overall Company performance.

Bonus Awards:

Bonus amounts payable to the executive officers include discretionary bonuses and may include certain cash bonuses from time to time for special recognition, each determined at the discretion of the EMT and approved by Mr. Cheek IV, Ms. Herring, who are shareholders of the Company.  The EMT considers, among other factors, the Company’s inability to grant equity-based awards to its officers and employees, as described below, when determining whether and to what extent to make awards.  As in prior years, in 2021 it was determined appropriate to award the executive officers a bonus of 4% of their respective base salaries, which was awarded and paid in November as a “holiday” bonus.   In addition to this 4% bonus, Mr. Cheek, IV and Ms. Herring retain the discretion to award certain additional amounts.

Non-Equity Incentive Compensation:

As described elsewhere herein, the Company’s stock is not traded or quoted on any national securities exchange or association, but is closely held by Mr. Cheek, III, and his family.  As a result, the Company does not grant stock or other equity based awards.  In consideration of this and other factors, and in order to establish quantitative financial targets, the achievement of which would trigger the payment of additional compensation, the EMT has, historically, adopted annual incentive compensation plans.  Consistently therewith, in the first quarter of 2021 the EMT approved the Company’s 2021 Executive Bonus Plan (the “2021 Bonus Plan”).  Mr. Cheek, III voluntarily elected not to participate in the 2021 Bonus Plan.

The 2021 Bonus Plan was a cash-based incentive plan designed to promote high performance and the achievement of various short-term corporate goals. Under the 2021 Bonus Plan, at inception, a minimum pre-tax income requirement of $14.6 million was established as a threshold goal required to be achieved in order for any payouts to be made under such plan.  The minimum pre-tax income threshold was determined by reference to the average trailing three years' pre-tax income of the Company, plus the Company's projected accrued incentive bonus at December 31, 2020, multiplied by 50%.  The EMT believed using a trailing three-year average metric would incent management to focus on long-term growth, and not be disproportionately focused on short-term results.  The EMT determined that pre-tax income was an appropriate measure upon which to provide a threshold evaluation of our annual performance because the EMT believes pre-tax income represents an appropriate measure of profitability for the Company.

If that threshold was met, payouts under the 2021 Bonus Plan were based on the achievement of personal and department goals and the performance evaluation.  The bonus will be paid on an individual basis as a percentage of the participant’s annual salary.  The plan allows for a bonus range of 0% to 65%.

In 2021, the Company surpassed the $14.6 million pre-tax threshold goal.

In accordance with discretion afforded to the EMT under the 2021 Bonus Plan, amounts paid to each executive officer, other than Mr. Cheek, III, varied within the payout range depending on personal performance milestones and department goals as determined by the EMT.  The actual amounts paid to each executive officer are set out in the Summary Compensation Table which follows, under the heading “Non-Equity Incentive Plan Compensation”.

Deferred Compensation:

The Company offers all eligible employees, including executive officers, the opportunity to participate in a Company-sponsored deferred compensation plan in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company “matches” employee contributions of up to 6% of their salary, using the following formula: 100% of the first 1% and 70% of the next 5% of salary deferred.

As a result of certain federal limitations on the ability of management or highly compensated employees (within the respective meanings of Section 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974) to participate in such plans, the Company has established the Company’s Executive Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Pursuant to the Deferred Compensation Plan, the Company annually credits the account of each participant who received more than the Section 401(a)(17) salary limit (as described in the Code) with a discretionary amount that is usually, but not always, equal to the amount the participant would have received as a 401(k) Company matching contribution on the amount of their salary above the Section 401(a)(17) limit had they been allowed to defer 6% of that amount into the qualified plan.  The EMT determined that it was appropriate to offer the Deferred Compensation Plan, and the matching contribution consistent with the level provided by employees generally, to such persons as if they were eligible to participate in Company sponsored plans open to other employees.

Perquisites and Other Compensation:

The Company believes that providing its executive officers with certain reasonable perquisites and other compensation is appropriate and consistent with the Company’s overall compensation philosophy designed to attract and retain top executives.  The EMT periodically reviews the types and amounts of perquisites and other compensation provided to the Company’s executive officers.  In conducting this review, the EMT considers, among other things, the types and ranges of compensation provided at various similar sized or situated companies and, in 2021, determined that these amounts were appropriate.

The Company’s executive officers are provided the use of Company-owned automobiles and granted a travel allowance to cover certain costs of business-related travel when an overnight stay is not required and the Company’s travel expense policy is not otherwise involved.  These amounts are included in the taxable income of the executive officers.  In addition, the Company generally provides certain insurance benefits to its executive officers.  This includes long-term disability and travel accident insurance (which pays a benefit upon the occurrence of certain specific events), as well as basic life and accidental death insurance coverage, which coverage is provided on a graduated scale based on seniority.  In addition, in recognition of the commitment to the Company by those individuals with twenty or more years of service to the Company, the Company also pays the premiums for their personal medical benefits.  In 2021, Messrs. Cheek, IV, Guimond (retired effective December 31, 2021) and Morrow (retired effective January 1, 2021), Ms. Herring and Ms. O’Shields (retired effective December 31, 2021), received this benefit.  In addition, during 2021, Messrs. Cheek, III and Cheek, IV, and Ms. Herring, based on positions as shareholders and executive officers, were determined eligible to participate in the Company’s medical expenses reimbursement program (“MERP”), which provides reimbursement for amounts not otherwise covered under policies for which these officers are eligible to participate in.

These amounts for each named executive officer are reflected in the Summary Compensation Table and related notes below.

Employment Agreements and Change in Control Arrangements:

The Company does not enter into employment agreements with its executive officers.  Given the nature of its business, and the fact that the Company is a family owned business whose stock is not publicly traded, the Company has not had significant turnover among its senior management, and has determined that it is not necessary to enter into such agreements with its executives.

For similar reasons, due to the nature of compensation and the fact that a change in control of the Company is unlikely without significant input and approval from the EMT and the Company’s closely-held ownership, the EMT has determined that it is not necessary to condition any payments upon, or make any amounts contractually payable upon, any change in control of the Company.

Compensation Committee Report:

In the absence of a standing compensation committee, the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management and, based on such review and discussions, determined that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

The Board of Directors:

Ben F. Cheek, IIIJerry L. Harrison, Jr.

Ben F. Cheek. IVJohn G. Sample, Jr.

Virginia C. HerringC. Dean Scarborough

A. Roger GuimondKeith D. Watson

James H. Harris, III

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Ben F. Cheek, IV Chairman	2021 2020 2019	$321,384 $321,384 $297,384	$95,301 $96,157 $95,855	$208,899 $114,965 $32,138	$59,602 $58,192 $123,757	$685,186 $590,698 $549,134
Virginia C. Herring President and CEO	2021 2020 2019	$402,000 $398,833 $383,000	$251,477 $247,667 $247,892	$261,300 $145,709 $57,450	$99,484 $66,425 $35,549	$1,014,261 $ 858,634 $723,891
A. Roger Guimond Executive Vice President of Finance and Investor Relations (4)	2021 2020 2019	$491,741 $465,500 $450,917	$38,313 $23,805 $33,449	$319,632 $170,065 $90,183	$74,306 $60,655 $74,715	$923,992 $720,025 $649,264
Brian J. Gyomory Executive Vice President and Chief Financial Officer	2021 2020 2019	$ 265,500 $ - $ -	$ 11,053 $ - $ -	$172,575 $- $ -	$3,609 $ - $ -	$452,737 $- $-
Gary L. McQuain Executive Vice President and Chief Operating Officer	2021 2020 2019	$398,750 $366,667 $-	$16,051 $14,667 $-	$259,188 $133,957 $-	$21,726 $17,188 $-	$695,715 $532,479 $-
Charles E. Vercelli, Jr. Executive Vice President of Government and Regulatory Affairs	2021 2020 2019	$315,500 $315,668 $319,140	$15,020 $15,341 $14,014	$244,075 $132,862 $70,068	$71,333 $56,179 $42,720	$645,928 $520,050 $445,942

(1)For additional information on the payments of discretionary bonus awards, see “Compensation Discussion and Analysis – Bonus Awards” above.
(2)For additional information on the payments of non-equity incentive plan compensation, see “Compensation Discussion and Analysis – Non-Equity Incentive Compensation” above.
(3)All other compensation for the Company’s named executive officers for 2021 is detailed as follows:
(4)Title changed from Executive Vice President and Chief Financial Officer to Executive Vice President of Finance and Investor Relations effective April 2021.

All Other Compensation
Name	Personal Use of Company Auto or Airplane	Travel Allowance and/or Travel Expense Reimb.	Insurance Premiums	Director Fees and/or Deferred Salary (a)	Company Contribution To Deferred Compensation Plan	Total

Ben F. Cheek, IV	$5,425	$-	$12,013	$35,000	$7,164	$59,602
Virginia C. Herring	$46,857	$-	$5,306	$35,000	$12,321	$99,484
A. Roger Guimond	$11,563	$-	$2,301	$35,000	$25,442	$74,306
Brian J. Gyomory	$-	$-	$819	$-	$2,790	$3,609
Gary L. McQuain	$9,267	$-	$819	$-	$11,640	$21,726
Charles E. Vercelli, Jr.	$-	$-	$831	$60,000	$10,502	$71,333

(a)  Mr. Vercelli elected to defer $60,000 in salary in 2021.  See “Executive Nonqualified Deferred Compensation Plan” and “Director Fees” below.

Grants of Plan-Based Awards

In 2021, the named executive officers were eligible to receive non-equity incentive plan payouts under the Company’s 2021 Bonus Plan.  The following table sets forth certain information with respect to award eligibility and payments for the fiscal year ended December 31, 2021 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold $	Target $	Maximum $

Ben F. Cheek, IV	3/01/2021	$-	$104,450	$208,899
Virginia C. Herring	3/01/2021	$-	$130,651	$259,242
A. Roger Guimond	3/01/2021	$-	$159,816	$319,632
Brian J. Gyomory	3/01/2021	$-	$ 86,288	$172,575
Gary L. McQuain	3/01/2021	$-	$129,594	$259,188
Charles E. Vercelli, Jr.	3/01/2021	$-	$122,038	$244,075

(1)Represented estimated possible payouts under the 2021 Bonus Plan.  The “Threshold” column reflects the payout which would have occurred if each performance goal as set out in the 2021 Bonus Plan was met, and payouts were made at the minimum level (0%) of salary.  The “Target” column reflects the payout which would have occurred if each performance goal as set out in the 2021 Bonus Plan was met, and payouts were made at the midpoint of bonus payout as a percent of salary (32.5%).  The “Maximum” column reflects the payout which would have occurred if each performance goal as set out in the 2021 Bonus Plan was met, and payouts were made at the maximum level (65.0%) of salary.

Compensation Committee Interlocks and Insider Participation

The Company is a family owned business and because of the closely held nature of ownership, the Company does not have an official compensation committee (or other official committee of the Board of Directors performing equivalent functions) or a charter outlining the responsibilities thereof.  The EMT establishes the bases for all executive compensation, which compensation is approved by shareholders Messrs. Cheek, III and Cheek, IV and Ms. Herring.

During 2021, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board served as an executive officer.

Executive Nonqualified Deferred Compensation Plan

Any management or highly compensated employee who has been designated by the Administrative Committee for the Company’s Deferred Compensation Plan as an eligible employee may participate in the Company’s Executive Nonqualified Deferred Compensation Plan (the “Plan”). Non-employee directors are also eligible to defer their respective director fees into the Deferred Compensation Plan.

The Plan does not require any contribution to be made by a participant therein.

Interest is credited on the participant’s account on the last day of each quarter at an interest rate equal to the average of the interest rate during such quarter paid on the Company’s Variable Rate Subordinated Debentures with a one-year interest adjustment period.

Nonqualified Deferred Compensation Table
Name	Executive Contributions In Last Fiscal Year (1)	Registrant Contributions In Last Fiscal Year (2)	Aggregate Earnings In Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance At Last Fiscal Year End

Ben F. Cheek, IV	$-	$7,164	$18,025	$-	$ 703,081
Virginia C. Herring	$-	$12,321	$3,207	$-	$ 142,154
A. Roger Guimond	$-	$25,442	$25,938	$-	$ 1,027,102
Brian J. Gyomory	$-	$2,790	$-	$-	$ -

Nonqualified Deferred Compensation Table (continued)
Name	Executive Contributions In Last Fiscal Year (1)	Registrant Contributions In Last Fiscal Year (2)	Aggregate Earnings In Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance At Last Fiscal Year End

Gary L. McQuain	$-	$11,640	$-	$-	$16,673
Charles E. Vercelli, Jr.	$60,000	$10,502	$6,974	$-	$366,773

(1)Includes $60,000 in deferred salary by Mr. Vercelli.  See the “All Other Compensation” portion of the “Summary Compensation Table” above, and “Director Compensation” below.

(2)Company contributions are included in the “All Other Compensation” portion of the Summary Compensation Table above.

Director Compensation

Name	Fees Earned Or Paid In Cash	All Other Compensation	Total
Ben F. Cheek, III	$--	$--	$--
Ben F. Cheek, IV	$35,000	$--	$35,000
A. Roger Guimond	$35,000	$--	$35,000
James H. Harris, III	$35,000	$--	$35,000
Jerry J. Harrison, Jr.	$35,000	$--	$35,000
Virginia C. Herring	$35,000	$--	$35,000
John G. Sample, Jr.	$40,000	$--	$40,000
C. Dean Scarborough	$35,000	$--	$35,000
Keith D. Watson	$35,000	$--	$35,000

In 2021, each member of the Board was entitled to receive $35,000 per year for service as a member of the Board of Directors, including service on any committee thereof. The Chairman of the Audit Committee was entitled to additional $5,000.  Messrs. Cheek IV and Sample elected to receive their 2021 director fees as deferred compensation (see “Executive Nonqualified Deferred Compensation Plan” above).

Chief Executive Officer Compensation Ratio

For the 2021 fiscal year, the ratio of the annual total compensation of Ms. Virginia C. Herring, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 23 to 1.  This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.  In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.”  For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2021 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents the total compensation reported for Ms. Virginia C. Herring for 2021 under the “Total” column of the “Summary Compensation Table” for the 2021 fiscal year.  For purposes of this disclosure, Median Annual Compensation was $44,009, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2021 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date.  We had 1,442 employees, representing all full-time and part-time employees.  This number does not include any independent contractors, as permitted by the applicable SEC rules.  We then measured compensation for the period beginning on January 1, 2021 and ending on December 31, 2021.  This compensation measurement was calculated by totaling for each employee gross taxable earnings salary, bonus, sick pay, vacation pay and other compensation as shown in our payroll and human resources records for 2021.

Item 12.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS:

(a)Security Ownership of Certain Beneficial Owners:

Information listed below represents ownership in the Company with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities as of December 31, 2021.  Each such person has sole “beneficial” ownership of such shares (as determined in accordance with applicable SEC rules relating to share ownership).

Name and Address of		Amount and Nature of	Percent of
Beneficial Owner	Title of Class	Beneficial Ownership	Class

Ben F. Cheek, IV	Voting Common Stock	644 Shares - Direct	37.88%
135 East Tugalo Street
Toccoa, Georgia 30577

Virginia C. Herring	Voting Common Stock	644 Shares - Direct	37.88%
135 East Tugalo Street
Toccoa, Georgia 30577

David W. Cheek	Voting Common Stock	412 Shares - Direct	24.24%
4500 Barony Dr.
Suwanee, Georgia 30024

(b)Security Ownership of Management:

Ownership listed below represents ownership in each class of equity securities of the Company as of December 31, 2021, by (i) Directors who were then serving in such capacity and executive officers of the Company named in the summary compensation table and (ii) all directors and executive officers of the Company as a group.  Except as described below, each person has sole “beneficial” ownership of such shares.

		Amount and Nature of	Percent of
Name	Title of Class	Beneficial Ownership	Class

Ben F. Cheek, III	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

Ben F. Cheek, IV	Voting Common Stock	644 Shares - Direct	37.88%
	Non-Voting Common Stock	7,405 Shares - Direct	4.40%
	Non-Voting Common Stock	38,089 Shares – Indirect (1)	22.63%

Virginia C. Herring	Voting Common Stock	644 Shares - Direct	37.88%
	Non-Voting Common Stock	7,911 Shares - Direct	4.70%
	Non-Voting Common Stock	38,088 Shares – Indirect (1)	22.63%

A. Roger Guimond	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

Security Ownership of Management (continued):
		Amount and Nature of	Percent of
Name	Title of Class	Beneficial Ownership	Class

Brian J. Gyomory	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

James H. Harris, III	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

Jerry J. Harrison, Jr.	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

John G. Sample, Jr.	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

C. Dean Scarborough	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None

Keith D. Watson	Voting Common Stock	None	None
	Non-Voting Common Stock	None	None
All directors and
executive officers	Voting Common Stock	1,288 Shares - Direct	75.76%
as a group	Non-Voting Common Stock	15,316 Shares - Direct	9.10%
(11 persons)	Non-Voting Common Stock	76,177 Shares- Indirect (1)	45.26%

(1)Various trusts have been established for the benefit of each of Ben F. Cheek, IV, Virginia C. Herring and David W. Cheek.  The trustees of each of the trusts, who by virtue of dispositive power over the assets thereof are deemed to be the beneficial owners of shares of the Company’s non-voting common stock contained therein, are two children of Ben F. Cheek, III named above who are not the named beneficiaries of each of the respective trusts.

Trustees	Trust for Benefit of	Number of Shares	%
David W. Cheek and Virginia C. Herring	Ben F. Cheek, IV	38,089	22.63%
David W. Cheek and Ben F. Cheek, IV	Virginia C. Herring	38,088	22.63%
Ben F. Cheek, IV and Virginia C. Herring	David W. Cheek	38,089	22.63%

(c)The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

Item 13.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR

INDEPENDENCE:

Related Party Transactions:

In accordance with the provisions of the written charter of the Audit Committee of the Board of Directors, the Audit Committee approves all related party transactions that are required to be disclosed pursuant to the rules and regulations of the SEC.

The Company leases its home office building and print shop for a total of $151,200 per year from Franklin Enterprises, Inc. under leases which expired December 31, 2021.  The Company continues to make monthly rent payments to Franklin Enterprises, Inc. while renewal of the lease is being negotiated.  Effective July 1, 2017, the Company entered into a lease with Franklin

Enterprises, Inc. for rental of office space for its marketing department at a cost of $9,600 per year.  This lease expires June 30, 2022.  Messrs. Cheek, III and Cheek, IV, both directors and executive officers of the Company, and Ms. Herring, executive officer of the Company, own 66.67%, 11.11% and 11.11% of the shares of Franklin Enterprises, Inc., respectively. In Management's opinion, these leases are at rates and on terms which approximate those obtainable from independent third parties.  The aggregate dollar amount of all remaining periodic payments due during these lease terms is $4,800.

The Company leased its Clarkesville, Georgia branch office for a total of $5,400 per year from Cheek Investments, Inc. In July of 2021 the lease was terminated when the Company purchased the land and building from Cheek Investments, Inc.  Messrs. Cheek, III and Cheek, IV and Ms. Herring, own .50%, 33.17% and 33.17%, respectively, of the shares of Cheek Investments, Inc.

During 1998, the Company extended a loan was extended to a real estate development partnership of which David Cheek (the adult son of Ben F. Cheek, III) who beneficially owns 24.24% of the Company’s voting stock, is a partner.  The loan was renewed effective July 20, 2021.  The balance on this commercial loan (including principal and accrued interest) was $1,841,381 at December 31, 2021, which was also the maximum amount outstanding during the year.  There were no principal or interest payments applied against this loan during 2021.  The loan is a variable-rate loan with the interest based on the prime rate plus 1%.  Interest is currently computed at an annual rate of 4.25%.  The interest rate adjusts whenever the prime rate changes.

Effective September 23, 1995, the Company and Deborah A. Guimond, Trustee of the Guimond Trust (an irrevocable life insurance trust, the “Trust”) entered into a Split-Dollar Life Insurance Agreement.  The life insurance policy insures A. Roger Guimond, retired executive officer of the Company.  As a result of certain changes in tax regulations relating to split-dollar life insurance policies, the agreement was amended, effectively making the premium payments a loan to the Trust.  The interest on the loan is a variable rate adjusting monthly based on the federal mid-term Applicable Federal Rate.  A payment of $3,960 for interest accrued during 2021 was applied to the loan on December 31, 2021.   No principal payments on this loan were made in 2021.  The balance on this loan at December 31, 2021 was $434,550.  This was the maximum amount outstanding during the year.

In accordance with the provisions of the written charter of the Audit Committee of the Board of Directors, the Audit Committee approves all related party transactions that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence:

See Part III, Item 10.  Directors, Executive Officers and Corporate Governance, of this Annual Report on Form 10-K for a discussion on director independence matters, which discussion is incorporated herein by reference.

Item 14.PRINCIPAL ACCOUNTANT FEES AND SERVICES:

The Company was billed for professional services provided during fiscal years 2021 and 2020 by Deloitte & Touche LLP, the Company's independent registered public accounting firm, in the amounts set out in the following table, all of which were pre-approved by the Audit Committee.  Other than as set out below, the Company was not billed for any services provided by Deloitte & Touche LLP.

The Audit Committee of the Board of Directors has considered the services rendered by Deloitte & Touche LLP for services other than the audit of the Company’s financial statements and has determined that the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

	Fee	Fee
	Amount	Amount
	2021	2020
Services Provided:
Audit Fees (1)	$ 361,900	$ 474,600
Audit Related Fees (2)	27,150	26,900
Tax Fees (3)	132,394	117,068
All Other Fees	-	-
Total	$ 521,444	$ 626,236

(1)

Fees in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2021 and 2020, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the 2021 and 2020 fiscal years.

(2)	Fees in connection with the audit of the Company’s 401(k) retirement plan.
(3)

Fees billed by Deloitte Tax LLP for professional services rendered for tax compliance, tax advice and tax planning.  The services included the preparation of the Company’s and its subsidiaries’ tax returns.

All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. Pursuant to the Audit Committee Pre-Approval Policy (the “Policy”), and as permitted by SEC rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.  The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels.  With respect to requests to provide services not specifically pre-approved pursuant to the general grant, such requests must be submitted to the Audit Committee by the Company’s independent registered public accounting firm and the Company's Chief Financial Officer and must include a joint statement as to whether, in their view, the request is consistent with SEC rules on auditor independence.

PART IV

Item 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

(a)(1)The following Report of Independent Registered Public Accounting Firm and financial statements are incorporated by reference herein from Exhibit 13 hereto:

Report of Independent Registered Public Accounting Firm.

Consolidated Statements of Financial Position at December 31, 2021 and 2020.

Consolidated Statements of Income for the three years ended December 31, 2021. Consolidated Statements of Comprehensive Income for the three years ended December 31, 2021.

Consolidated Statements of Stockholders’ Equity for the three years ended December 31, 2021.

Consolidated Statements of Cash Flows for the three years ended December 31, 2021.

Notes to Consolidated Financial Statements.

(2)Financial Statement Schedule:

Report of Independent Registered Public Accounting Firm.

Condensed Statements of Financial Position at December 31, 2021 and 2020.

Condensed Statements of Income for the three years ended December 31, 2021.

Condensed Statements of Comprehensive Income for the three years ended

December 31, 2021.

Condensed Statements of Stockholders’ Equity for the three years ended

December 31, 2021.

Condensed Statements of Cash Flows for the three years ended December 31, 2021.

(3)Exhibits:

3.	(a)	Restated Articles of Incorporation as amended January 26, 1996 (incorporated by reference to Exhibit 3(a) to Form 10-K for the year ended December 31, 1995).

	(b)	Bylaws (incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended December 31, 1995).

4.	(a)

Indenture dated October 31, 1984, between the Company and The First National Bank of Gainesville, Trustee (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to the Registration Statement on Form S-2 dated April 24, 1998, File No. 333-47515).

(b)

Form of Series 1 Variable Rate Subordinated Debenture (incorporated by reference to Exhibit 4(b) to Amendment No. 3 to the Registration Statement on Form S-2 dated November 14, 2005, File No. 333-126589).

(c)

Agreement of Resignation, Appointment and Acceptance dated as of May 28, 1993 between the Company, The First National Bank of Gainesville, and Columbus Bank and Trust Company (incorporated by reference to Exhibit 4(c) to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 dated June 8, 1993, File No. 33-49151).

(d)

Modification of Indenture, dated March 30, 1995, by and among Columbus Bank and Trust Company, Synovus Trust Company and the Company (incorporated by reference to Exhibit 4(b) to the Company’s Form 10-K for the year ended December 31, 1994).

(e)

Second Modification of Indenture dated December 2, 2004 by and among Synovus Trust Company and the Company (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-2 dated July 14, 2005, File No. 333-126589).

(f)

Form of Indenture by and between the Company and U.S. Bank National Association (incorporated by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-1 dated December 27, 2007, File No. 333-148331).

(g)

Third Modification of Indenture dated March 26, 2010 by and between U.S. Bank National Association and the Company (incorporated by reference to Exhibit 4(h) to the Company’s Form 10-K for the year ended December 31, 2009).

(h)

Tri-party Agreement by and among the Company, Synovus Trust Company and U.S. Bank National Association (incorporated by reference to Exhibit 4(i) to the Company’s Form 10-K for the year ended December 31, 2009).

(i)

Fourth Modification of Indenture dated March 26, 2010 by and between U.S. Bank National Association and the Company (incorporated by reference to Exhibit 4(j) to the Company’s Form 10-K for the year ended December 31, 2009).

(j)

Form of Series 1 Variable Rate Subordinated Debenture (incorporated by reference to Exhibit 4(b) to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on June 30, 2011, File No. 333-173684).

(k)

Form of Indenture by and between the Company and U.S. Bank National Association as of April 3, 2008 (incorporated by reference to Exhibit 4(a) to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on June 30, 2011, File No. 333-173685).

	(l)	Form of Senior Demand Note (incorporated by reference to Exhibit 4(b) to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on June 30, 2011, File No. 333-173685).

(m)

Form of Overdraft Protection Agreement, Security Agreement and Assignment (incorporated by reference to Exhibit 4(c) to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on June 30, 2011, File No. 333-173685).

(n)

Form of Senior Demand Note Check Redemption Agreement (incorporated by reference to Exhibit 4(d) to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on June 30, 2011, File No. 333-173685).

	(o)	Form of Check (incorporated by reference to Exhibit 4(e) to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on June 30, 2011, File No. 333-173685).

10.	(a)

Amended and Restated Loan and Security Agreement, dated as of November 19, 2019, by and among the Company, Wells Fargo Bank, N.A., as Agent for the lenders, and other financial institutions from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 22, 2019).

(b)

First Amendment to Amended and Restated Loan and Security Agreement, dated as of August 17, 2020, by and among the Company, Wells Fargo Bank, N.A., as agent for the lenders, and other financial institutions party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 19, 2020).

(c)

Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 25, 2021, by and among the Company, Wells Fargo Bank, N.A., as Agent for the lenders, and other financial institutions from time to time party thereto (incorporated by reference to Exhibit 10(c) to the Company's Form 10-K filed with the SEC on March 30, 2021)..

(d)

Third Amendment to the Amended and Restated Loan and Security Agreement, dated as of November 17, 2021, by and among the Company, Wells Fargo Bank, N.A. as Agent for the lenders, and other financial institutions party thereto (incorporated by reference to Exhibit 10(d) to the Company's Form 8-K filed with the SEC on November 19, 2021). *

(e) Director Compensation Summary Term Sheet. *

(f) Form of the Company’s 2022 Executive Bonus Plan. *

13.	Annual Report.

21.	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company’s Form 10-K for the year ended December 31, 2010).

23.	Consent of Independent Registered Public Accounting Firm.

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) / 15d-14(a) of the Securities Exchange Act of 1934.

31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) / 15d-14(a) of the Securities Exchange Act of 1934.

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 101.INS 101.SCH 101.CAL 101.LAB 101.PRE 101.DEF

Certification of Principal Financial Officer Pursuant to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

XBRL Instance Document.

XBRL Taxonomy Extension Schema Document.

XBRL Taxonomy Extension Calculation Linkbase Document.

XBRL Taxonomy Extension Label Linkbase Document.

XBRL Taxonomy Extension Presentation Linkbase Document.

XBRL Taxonomy Extension Definition Linkbase Document.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Management contract or compensatory plan or arrangement filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

Item 16.FORM 10-K SUMMARY:

NONE.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized:

1st FRANKLIN FINANCIAL CORPORATION

March 31, 2022	By:s/ Virginia C. Herring
Date	Virginia C. Herring
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Ben F. Cheek, IV
(Ben F. Cheek, IV)	Chairman of Board	March 31, 2022

/s/ Ben F. Cheek, III
(Ben F. Cheek, III)	Chairman Emeritus	March 31, 2022

/s/ Virginia C. Herring
(Virginia C. Herring)	Director, President and Chief Executive Officer	March 31, 2022
/s/ A. Roger Guimond
(A. Roger Guimond)	Director	March 31, 2022

/s/ Brian J. Gyomory
(Brian J. Gyomory)	Executive Vice President and Chief Financial Officer	March 31, 2022
/s/ James H. Harris, III
(James H. Harris, III)	Director	March 31, 2022

/s/ Jerry J. Harrison, Jr.
(Jerry J. Harrison, Jr.)	Director	March 31, 2022

/s/ John G. Sample, Jr.
(John G. Sample, Jr.)	Director	March 31, 2022

/s/ C. Dean Scarborough
(C. Dean Scarborough)	Director	March 31, 2022

/s/ Keith D. Watson
(Keith D. Watson)	Director	March 31, 2022

Supplemental Information to be Furnished with Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to Section 12 of the Act.

(a)

Except to the extent that the materials enumerated in (1) and/or (2) below are specifically incorporated into this Form by reference, every registrant which files an annual report on this Form pursuant to Section 15(d) of the Act shall furnish to the Commission for its information, at the time of filing its report on this Form, four copies of the following:

	(1)	Any annual report to security holders covering the registrant's last fiscal year; and

	(2)	Every proxy statement, form of proxy or other proxy soliciting material sent to more than ten of the registrant's security holders with respect to any annual or other meeting of security holders.

(b)

The foregoing material shall not be deemed to be "filed" with the Commission or otherwise subject to the liabilities of Section 18 of the Act, except to the extent that the registrant specifically incorporates it in its annual report on this Form by reference.

(c)

This Annual Report on Form 10-K incorporates by reference portions of the Registrant's Annual Report to security holders for the fiscal year ended December 31, 2021, which is filed as Exhibit 13 hereto.  The Registrant is a privately held corporation and therefore does not distribute proxy statements or information statements to its shareholders.

Schedule I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of 1st Franklin Financial Corporation

Opinion on the Financial Statement Schedule

We have audited the consolidated financial statements of 1st Franklin Financial Corporation and subsidiaries (the “Company”) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, and have issued our report thereon dated March 31, 2022; such consolidated financial statements and report are included in your 2021 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedule of the Company listed in the Index at Item 15. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 31, 2022

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
1st FRANKLIN FINANCIAL CORPORATION
(Parent Company Only) STATEMENTS OF FINANCIAL POSITION

DECEMBER 31, 2021 AND 2020

ASSETS
		2021	2020

	CASH AND CASH EQUIVALENTS	$694,240	$6,825,410

	RESTRICTED CASH	1,107,688	910,575

	LOANS:
	Direct Cash Loans	873,432,972	777,568,737
	Real Estate Loans	45,972,414	39,960,390
	Sales Finance Contracts	118,959,994	103,258,326
		1,038,365,380	920,787,453

Less:	Unearned Finance Charges	151,081,033	132,703,130
	Unearned Insurance Commissions	28,486,409	25,660,690
	Allowance for Credit Losses	67,311,208	66,327,674
		791,486,730	696,095,959

	INVESTMENTS IN SUBSIDIARIES	262,106,133	247,466,895

	INVESTMENT SECURITIES:
	Available for Sale, at fair market value	418,548	391,113

	OTHER ASSETS:
	Land, Buildings, Equipment and Leasehold Improvements,
	Less accumulated depreciation and amortization
	of $46,347,589 and $42,477,600 in 2021 and 2020, respectively	12,265,626	13,577,945
	Operating Lease Right-of-Use Assets	34,768,208	33,610,067
	Miscellaneous	8,877,807	7,865,964
		55,911,641	55,053,976

	TOTAL ASSETS	$1,111,724,980	$1,006,743,928

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
1st FRANKLIN FINANCIAL CORPORATION
(Parent Company Only) STATEMENTS OF FINANCIAL POSITION

DECEMBER 31, 2021 AND 2020

LIABILITIES AND STOCKHOLDERS' EQUITY

	2021	2020
SENIOR DEBT:
Notes Payable to Banks	$60,300,000	$118,900,000
Senior Demand Notes, including accrued interest	104,043.479	86,622,503
Commercial Paper	552,192,882	432,273,538
	716,536,361	637,796,041

ACCOUNTS PAYABLE AND ACCRUED EXPENSES:
Operating Lease Liabilities	35,439,377	34,163,153
Other Accounts Payable and Accrued Expenses	33,299,145	26,270,007
	68,738,522	60,433,160

SUBORDINATED DEBT	29,692,344	30,075,399

Total Liabilities	814,967,227	728,304,600

STOCKHOLDERS' EQUITY:
Preferred Stock; $100 par value
6,000 shares authorized; no shares issued or outstanding	--	--
Common Stock:
Voting Shares; $100 par value;
2,000 shares authorized; 1,700 shares issued and outstanding as of December 31, 2021 and 2020	170,000	170,000
Non-Voting Shares; no par value;
198,000 shares authorized; 168,300 shares issued and
outstanding as of December 31, 2021 and 20120	--	--
Accumulated Other Comprehensive Income	9,736,651	13,266,927
Retained Earnings	286,851,102	265,002,401
Total Stockholders' Equity	296,757,753	278,439,328

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,111,724,980	$1,006,743,928

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
1st FRANKLIN FINANCIAL CORPORATION
(Parent Company Only)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019

	2021	2020	2019
INTEREST INCOME:
Finance Charges	$236,651,728	$213,087,060	$200,577,584
Investment Income	309,412	21,732	22,439
	236,961,140	213,108,792	200,600,023

INTEREST EXPENSE:
Senior Debt	22,786,460	20,748,957	18,859,410
Subordinated Debt	977,093	922,083	849,174
	23,763,553	21,671,040	19,708,584

NET INTEREST INCOME	213,197,587	191,437,752	180,891,439

PROVISION FOR CREDIT LOSSES	42,183,163	56,689,484	59,695,888

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	171,014,424	134,748,268	121,195,551

NET INSURANCE INCOME	20,664,481	19,663,742	19,498,208

OTHER REVENUE	7,029,120	5,527,562	6,154,716

OPERATING EXPENSES:
Personnel Expense	109,011,575	99,684,473	93,820,162
Occupancy Expense	17,382,787	17,568,423	18,167,252
Other Expense	47,765,457	43,592,038	40,305,817
	174,159,819	160,844,934	152,293,231

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF SUBSIDIARIES	24,548,206	(905,362)	(5,444,756)

PROVISION FOR INCOME TAXES	595,915	205,779	126,466

EQUITY IN EARNINGS OF SUBSIDIARIES, Net of Tax	17,908,716	17,001,403	18,919,595

NET INCOME	$41,861,007	$15,890,262	$13,348,373

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
1st FRANKLIN FINANCIAL CORPORATION
(Parent Company Only)

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019

	2021	2020	2019
Net Income	$41,861,007	$15,890,262	$13,348,373

Other Comprehensive Income (Loss):
Net changes related to available-for-sale Securities:
Unrealized (losses) gains	(3,858,538)	4,658,116	12,972,947
Income tax benefit (provision)	816,053	(989,588)	(2,696,204)
Net unrealized (losses) gains	(3,042,485)	3,668,528	10,276,743

Less reclassification of gains to net income	487,791	16,447	269,918

Total Other Comprehensive (Loss) Income	(3,530,276)	3,652,081	10,006,825

Total Comprehensive Income	$38,330,731	$19,542,343	$23,355,198

uu

CONDENSED FINANCIAL INFORMATION OF REGISTRANT
1st FRANKLIN FINANCIAL CORPORATION
(Parent Company Only)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019
				Accumulated
				Other
	Common Stock		Retained	Comprehensive
	Shares	Amount	Earnings	Income (Loss)	Total

Balance at December 31, 2018	170,000	$170,000	$241,082,137	$ (391,979)	$240,860,158

Comprehensive Income:
Net Income for 2019	—	—	13,348,373	—
Other Comprehensive Loss	—	—	—	10,006,825
Total Comprehensive Loss	—	—	—	—	23,355,198
Distributions	—	—	(2,719,240)	—	(2,719,240)

Balance at December 31, 2019	170,000	170,000	251,711,270	9,614,846	261,496,116

Comprehensive Income:
Net Income for 2020	—	—	15,890,262	—
Other Comprehensive Income	—	—	—	3,652,081
Total Comprehensive Income	—	—	—	—	19,542,343
Cumulative Change in Accounting
Principal (Note 1)	—	—	(2,158,161)	—	(2,158,161)
Distributions	—	—	(440,970)	—	(440,970)

Balance at December 31, 2020	170,000	170,000	265,002,401	13,266,927	278,439,328

Comprehensive Income:
Net Income for 2021	—	—	41,861,007	—
Other Comprehensive Loss	—	—	—	(3,530,276)
Total Comprehensive Income	—	—	—	—	38,330,731
Distributions	—		(20,012,306)	—	(20,012,306)

Balance at December 31, 2021	170,000	$170,000	$286,851,102	$9,736,651	$296,757,753

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT 1st FRANKLIN FINANCIAL CORPORATION
(Parent Company Only)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019

	2021	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$41,861,007	$15,890,262	$13,348,373
Adjustments to reconcile net income to net
cash provided by operating activities:
Provision for credit losses	42,183,163	56,689,484	59,695,888
Depreciation and amortization	4,629,756	4,837,876	4,906,380
Equity in undistributed earnings of subsidiaries	(17,908,716)	(17,001,403)	(18,919,595)
Gain on sale of marketable securities and
equipment and premium amortization on securities	(301,151)	(50,194)	(53,786)
(Increase) decrease in miscellaneous assets	(893,761)	(4,754,772)	(1,416,265)
Increase (decrease) in other liabilities	7,029,138	8,728,119	(2,011,372)
Net Cash Provided	76,599,436	64,339,372	55,549,623

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans originated or purchased	(588,636,277)	(516,978,375)	(540,426,634)
Loan payments	451,062,343	410,369,366	403,271,166
Purchases of securities, available for sale	—	—	—
Sales of securities, available for sale	—	—	—
Capital expenditures	(3,339,606)	(3,022,147)	(5,047,495)
Proceeds from sale of equipment	35,088	67,462	132,478
Net Cash Used	(140,878,452)	(109,563,694)	(142,070,485)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in Senior Demand Notes	17,420,976	10,372,708	2,910,714
Advances on credit line	164,964,653	193,849,330	189,428,300
Payments on credit line	(223,564,653)	(186,299,330)	(131,258,300)
Commercial paper issued	161,768,917	139,155,810	76,624,561
Commercial paper redeemed	(41,849,573)	(110,373,572)	(46,936,830)
Subordinated debt issued	6,963,742	6,916,788	6,677,992
Subordinated debt redeemed	(7,346,797)	(5,846,413)	(7,943,418)
Dividends / distributions paid	(20,012,306)	(440,970)	(2,719,240)
Net Cash Provided	58,344,959	47,334,351	86,783,779

NET INCREASE (DECREASE) IN CASH
CASH EQUIVALENTS AND RESTRICTED CASH	(5,934,057)	2,110,029	262,917

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning	7,735,985	5,625,956	5,363,039

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ending	$1,801,928	$7,735,985	$5,625,956

Cash paid during the year for:
Interest	$23,000,475	$21,119,661	$19,156,155
Income Taxes	219,000	126,629	189,023
Lease Assets and Associated Liabilities	—	—	29,781,213

NOTES TO PARENT COMPANY FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021, 2020 AND 2019

Basis of Presentation

The parent company financial statements should be read in conjunction with the Company’s consolidated financial statements and the accompanying notes thereto.  For purposes of these condensed financial statements, the Company’s wholly owned subsidiaries are recorded based on the subsidiaries net assets (similar to presenting them on the equity method).

Substantially all of the other comprehensive income included in these condensed financial statements is attributable to the Company's wholly owned subsidiaries.

Guarantees

Frandisco Life Insurance Company (“Guarantor”) executed a guaranty in favor of Wells Fargo Bank, N.A. (“Agent”) on November 19, 2019, in conjunction with 1st Franklin Financial Corporation executing an amended and restated loan and security agreement as described in the Company’s consolidated financial statements and accompanying notes thereto.  The Guarantor’s liability shall be limited to an amount equal to the lesser of (a) one-half of one percent (0.50%) of Guarantor’s admitted assets or (b) ten percent (10%) of surplus as regards policy holders as of December 31, 2018.

Frandisco Property and Casualty Insurance Company (“Guarantor”) executed a guaranty in favor of Wells Fargo Bank, N.A. (“Agent”) on November 19, 2019, in conjunction with 1st Franklin Financial Corporation executing an amended and restated loan and security agreement as described in the Company’s consolidated financial statements and accompanying notes thereto.  The Guarantor’s liability shall be limited to an amount equal to the lesser of (a) one-half of one percent (0.50%) of Guarantor’s admitted assets or (b) ten percent (10%) of surplus as regards policy holders as of December 31, 2018.